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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 1 to Registration Statement No. 333-40807 of Safeway Inc. of our report dated February 18, 1997 on the consolidated financial statements of Safeway Inc. as of December 28, 1996 and December 30, 1995 and for each of the three fiscal years in the period ended December 28, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

San Francisco, California

December 8, 1997